Exhibit 4.13

                             CERTIFICATE OF TRUST

         The undersigned, the trustees of Ohio Casualty Capital Trust II desiring to form a statutory trust pursuant to the Delaware Statutory Trust Act, 12 Del. C. ss. 3801 hereby certify as follows:

         (i) The name of the statutory trust being formed hereby (the "Trust") is Ohio Casualty Capital Trust II.

         (ii) The name and statutory address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:
The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.


Dated: April 30, 2003

                                               /s/ Richard B. Kelly
                                               ------------------------------
                                               Richard B. Kelly,
                                               as Trustee

                                               /s/ Dennis E. McDaniel
                                               ------------------------------
                                               Dennis E. McDaniel,
                                               as Trustee

                                               /s/ A. Larry Sisk
                                               ------------------------------
                                               A. Larry Sisk,
                                               as Trustee



                                               The Bank of New York (Delaware),
                                               as Delaware Trustee

                                               /s/ Michael Santino
                                               ------------------------------
                                               Name: Michael Santino
                                               Title: Senior Vice President